                               3,416,812 Shares

                          CONTINENTAL AIRLINES, INC.

                           (a Delaware corporation)

                             Class B Common Stock

                          (Par Value $.01 Per Share)


                            U.S. PURCHASE AGREEMENT

                                                   May __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED

  as Representatives of the several U.S. Underwriters
c/o MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York 10281

Ladies and Gentlemen:

          Continental Airlines, Inc., a Delaware corporation (the "Company"), Air Canada, a Canada corporation ("Air Canada"), and each of the stockholders named in Schedule B hereto (together with Air Canada, the "Selling Stockholders"), in all instances acting severally and not jointly, confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A to the U.S. Pricing Agreement (as defined below) (collectively, the "U.S. Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Goldman, Sachs & Co., Lehman Brothers Inc. and
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                                      -2-

Morgan Stanley & Co. Incorporated are acting as representatives (in such capacity, the "Representatives"), with respect to (a) the sale by the Selling Stockholders, acting severally and not jointly, of the respective numbers of shares of Class B common stock, par value $.01 per share of the Company (the "Class B Common Stock") reflected in Schedule B hereto (the shares to be so sold by the Selling Stockholders being referred to herein as the "Initial U.S. Securities") and the purchase by the U.S. Underwriters, acting severally and not jointly, of the respective number of shares of Class B Common Stock reflected in Schedule A hereto; and (b) the grant by Air Canada to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of the Option Securities (as defined herein) to cover over-allotments except, in each case, as may otherwise be provided in the U.S. Pricing Agreement. The Initial U.S. Securities and the Option Securities are collectively hereinafter called the "U.S. Securities."

            It is understood that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") which provides for the sale by the Selling Stockholders of 854,203 shares of Class B Common Stock (the "Initial International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Underwriters"), for whom Merrill Lynch International Limited, Goldman Sachs International, Lehman Brothers International (Europe) and Morgan Stanley & Co. International Limited are acting as representatives.

            The U.S. Underwriters and the International
Underwriters are hereinafter collectively called the "Underwriters," the Initial U.S. Securities and the Initial
International Securities are hereinafter called the "Initial
Securities" and the Initial Securities and the Option
Securities are hereinafter called the "Securities."

            The Underwriters are concurrently entering into an Intersyndicate Agreement of even date herewith (the "Inter-syndicate Agreement") providing for the coordination of certain transactions among the U.S. Underwriters and the International Underwriters.

            Each U.S. Underwriter shall purchase the number of shares of the Initial U.S. Securities set forth opposite such U.S. Underwriter's name in Schedule A to the U.S. Pricing

Agreement. To the extent that the public offering price per share set forth in the U.S. Pricing Agreement is less than the minimum public offering price per share set forth as to any Selling Stockholder on the signature page of the power of attorney, which forms a part of the custody agreement dated as of ______, 1996 (including such power-of-attorney, the "Custody Agreement") between the Company and such Selling Stockholder, such Selling Stockholder shall not sell any shares pursuant to this Agreement and shall no longer be deemed to be a Selling Stockholder under this Agreement.

            Prior to the purchase and public offering of the U.S. Securities by the several U.S. Underwriters, the Company, the Selling Stockholders and the Representatives, acting on behalf of the several U.S. Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (the "U.S.
Pricing Agreement"). The U.S. Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such information as is required by Exhibit A hereto. The sale to the several U.S. Underwriters of the U.S. Securities by the Selling Stockholders will be governed by this Agreement, as supplemented by the U.S. Pricing Agreement. From and after the date of the execution and delivery of the U.S. Pricing Agreement, this Agreement shall be deemed to incorporate the U.S. Pricing Agreement.

            The public offering price and the purchase price per share with respect to the International Securities shall be set forth in a separate instrument (the "International Pricing Agreement"), the form of which is attached to the International Purchase Agreement. The U.S. dollar price per share for the Securities to be purchased by the U.S. Underwriters pursuant to this Agreement and by the International Underwriters pursuant to the International Purchase Agreement shall be identical.

            The Company has filed with the United States
Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-02701) and related preliminary prospectuses for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required*. Such registration statement (as amended) at the time it becomes effective and the U.S. prospectus and the international prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as such U.S. prospectus or international prospectus may from time to time be amended or supplemented pursuant to the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), are hereinafter referred to as the "Registration Statement," the "U.S. Prospectus" and the "International Prospectus," respectively, and the U.S. Prospectus and the International Prospectus are hereinafter together called the "Prospectuses" and, each individually, a "Prospectus," except that if any revised prospectus shall be provided to the U.S. Underwriters or the International Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectuses on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the terms "U.S. Prospectus" and "International Prospectus" shall refer to such revised prospectuses from and after the time they are first provided to the U.S. Underwriters or the International Underwriters, as the case may be, for such use. Additionally, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, the Company will prepare and file a term sheet (a "term sheet"), in accordance with the provisions of Rules 434 and 424(b) of such Regulations, promptly after execution of the Pricing Agreement. All references in this Agreement to financial statements and schedules or other information which is "contained," "included" or "stated" in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules or other information which is or is deemed to be incorporated by reference in the Registration Statement or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the

_________________________
* Two forms of prospectuses are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "International Prospectus") and one relating to the U.S. Securities (the "U.S. Prospectus").

Registration Statement or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration
Statement or the Prospectus, as the case may be.

            The Company and the Selling Stockholders understand that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the Representatives deem advisable after the Registration Statement becomes effective and the U.S. Pricing Agreement has been executed and delivered.

            SECTION 1.  Representations and Warranties.

            (a) The Company represents and warrants to each U.S. Underwriter as of the date hereof and as of the date of the U.S. Pricing Agreement (such latter date being hereinafter referred to as the "U.S. Representation Date") as follows:

            (i) At the time the Registration Statement becomes effective and at the U.S. Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Prospectus, at the U.S. Representation Date (unless the term "U.S. Prospectus" refers to a prospectus which has been provided to the U.S. Underwriters by the Company for use in connection with the offering of the Securities which differs from the U.S. Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the U.S. Underwriters for such use) and at Closing Time referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if Rule 434 is used, the U.S. Prospectus shall not be "materially different," as such term is used in Rule 434 of the 1933 Act Regulations, from the U.S. Prospectus first provided to the U.S. Underwriters for their use; provided, however, that the representations and warranties in this subsection shall not apply to statements contained in or omissions from the Registration Statement or U.S. Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any

      U.S. Underwriter through Merrill Lynch or by or on behalf of any Selling Stockholder expressly for use in the Registration Statement or U.S. Prospectus.

           (ii) The accountants that examined and certified the audited consolidated financial statements and supporting schedules of the Company included or incorporated or deemed to be incorporated in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) The audited and unaudited financial statements included or incorporated or deemed to be incorporated in the Registration Statement and the Prospectuses, together with the related notes thereto, present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the dates and for the periods to which they relate; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis; and the supporting schedules, if any, included or incorporated or deemed to be incorporated in the Registration Statement present fairly in all material respects the information required to be stated therein.

           (iv)  Since the respective dates as of which
      information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the business, financial condition, assets or results of operations of the Company and its consolidated subsidiaries, taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Change"), (B) there has been no transaction entered into by the Company or any of its consolidated subsidiaries, other than those in the ordinary course of business, that is material to the Company and its consolidated subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on its capital stock (other than declarations or scheduled payments of dividends on the Company's outstanding preferred stock in additional shares of such preferred stock).

            (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the Custody Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, assets or results of operations of the Company and its consolidated subsidiaries, taken as a whole (a "Material Adverse Effect").

           (vi) The only subsidiaries of the Company that are "significant subsidiaries" within the meaning of Rule 1-02(w) of Regulation S-X under the 1933 Act as of the date hereof are Air Micronesia, Inc. and Continental Micronesia, Inc., each a Delaware corporation (collectively, together with Continental Express, Inc., a Delaware corporation, the "Subsidiaries"). Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect. Except as set forth in the Registration Statement, all of the outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and except as set forth in the Registration Statement is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (vii) All of the outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; the authorized capital stock of the Company conforms in all material respects to all statements relating thereto in the Prospectuses.

         (viii) Neither the Company nor any of the Subsidiaries is in violation of its charter or in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, which violation or default would have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute or result in a breach or violation by the Company or any of the Subsidiaries of (A) any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) by the Company or any of the Subsidiaries, or give rise to any right to accelerate the maturity or require the prepayment of any indebtedness under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of them or any of their respective assets or properties is subject, which individually or in the aggregate would (1) have or result in a Material Adverse Effect, or (2) materially affect the consummation of the transactions contemplated hereby; (B) the respective charters or by-laws of the Company and the Subsidiaries or (C) any applicable law, administrative regulation or administrative or court decree which would have or result in a Material Adverse Effect, or materially affect the consummation of the transactions contemplated hereby.

           (ix) Except as disclosed in the Registration Statement, to the knowledge of the Company, no material labor problem, dispute or disturbance with the employees of the Company or any of the Subsidiaries exists or is threatened.

            (x)  Except as disclosed in the Registration
      Statement, there is no legal action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, which is required to be disclosed in the Registration Statement, or which would, individually or in the aggregate, have a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement. Except as disclosed in the Registration Statement, neither the Company nor any of the Subsidiaries has received any notice or claim of any default (or event which with notice or lapse of time or both would result in a default) under any of its respective material contracts or has knowledge of any breach of any of such contracts by the other party or parties thereto, except such defaults or breaches as would not result in a Material Adverse Effect. There are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

           (xi) No authorization, approval or consent of any court or governmental authority or agency of the United States is necessary in connection with the offering or sale of the Securities hereunder or under the International Purchase Agreement, except such as may be required and have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations or as may be required by the National Association of Securities Dealers, Inc. ("NASD") or under state securities laws.

          (xii) The Company (i) has been subject to the requirements of Section 12 of the 1934 Act for a period of at least 12 calendar months, (ii) has filed in a timely manner all reports required to be filed during the 12 calendar months preceding the U.S. Representation Date, and

      (iii) the aggregate market value of the voting stock held by non-affiliates of the Company is $75 million or more.

         (xiii) Except as could not reasonably be expected to have a Material Adverse Effect, the Company and the Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them in the manner described in the Registration Statement, and neither the Company nor any of the Subsidiaries has received any notice of pro-ceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          (xiv) This Agreement, the Custody Agreement and the International Purchase Agreement have been, and, at the U.S. Representation Date, the U.S. Pricing Agreement and the International Pricing Agreement will have been, duly authorized, executed and delivered by the Company.

          (xv) There are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement by the Company under the 1933 Act, except such as have been waived in writing or complied with by the inclusion of such persons as Selling Stockholders.

          (xvi) Except as disclosed in the Registration Statement, there is no claim pending or to the knowledge of the Company threatened under any Environmental Law (as defined below) against the Company or any of the Subsidiaries which could reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect; to the knowledge of the Company there are no past or present actions, conditions, events, circumstances or practices, including, without limitation, the release of any Hazardous Material (as defined below) that could reasonably be expected to form the basis of any such claim under any Environmental Law against the Company or any of the Subsidiaries which would, singly or in the aggregate, result in a Material Adverse Effect. The term "Environmental Law" means the common law and any federal, state, local or foreign law, rule or regulation, code, order, decree, judgment or injunction, issued, promulgated, approved or entered thereunder relating to pollution or protection of public or employee health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substance Control Act, as amended, the Clean Air Act, as amended, and the Federal Water Pollution Act, as amended, and their foreign, state and local counterparts or equivalents and any other laws relating to (i) releases of any Hazardous Material into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport, presence or handling of any Hazardous Material, or (iii) underground storage tanks and related piping, and releases therefrom. The term "Hazardous Material" means any pollutant, contaminant, chemical, hazardous material, or industrial, toxic or hazardous substance or waste (including, without limitation, petroleum, including crude oil or any fraction thereof or any petroleum product) regulated by or the subject of any Environmental Law.

         (xvii)  The Securities are listed on the New York Stock
      Exchange and have been registered under Section 12(b) of the 1934 Act.

        (xviii) The documents incorporated or deemed to be incorporated by reference in the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the "1934 Act Regulations"), and, when read together with the other information in the Prospectuses, at the time the Registration Statement and any amendments thereto become effective and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (xix) Except as set forth on the inside front cover page of the Prospectuses, the Company has not and is not presently doing business with the government of Cuba or with any person or any affiliate located in Cuba.

            (b) Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each U.S. Underwriter as of the date hereof, as of the U.S. Repre-sentation Date and as of the Closing Time as follows:

            (i) Such Seller Stockholder has reviewed and is familiar with the Registration Statement and the Prospectuses contained therein or filed as supplements thereto and such Selling Stockholder has no reason to believe that the Prospectuses (and any amendment, supplement or term sheet thereto) include (or, as of the Closing Time, as defined in Section 2 below, will include) an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and such Selling Stockholder is not prompted to sell the Securities to be sold by such Selling Stockholder by any information concerning the Company that is not set forth in the Prospectuses.

           (ii) On the date the U.S. Pricing Agreement is executed and at the Closing Time, as defined in Section 2 below (and if any Option Securities are purchased, at the Date of Delivery, as defined in Section 2 below), and, unless the Company has notified you as provided in Section 3(e) below, at all times between the first delivery of the U.S. Prospectus to the U.S. Underwriters for their use and the Closing Time, as defined in Section 2 below (and, if any Option Securities are purchased, the Date of Delivery, as defined in Section 2 below), such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and such parts of the U.S. Prospectus as specifically refer to such Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (iii) Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed have been deposited with the Company, as custodian (the "Custodian") pursuant to a Custody Agreement dated as of May___, 1996, for the purpose of effecting delivery pursuant to this Agreement.

           (iv) The execution and delivery of this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement by such Selling Stockholder and the consummation of the transactions herein and therein contemplated will not (A) result in the creation or imposition of any lien, charge or encumbrance upon the U.S. Securities to be sold by such Selling Stockholder or
      (B) result in a breach by such Selling Stockholder of, or constitute a default by such Selling Stockholder under, any material indenture, deed of trust, contract or other agreement or instrument or any decree, judgment or order to which such Selling Stockholder is a party or by which such Selling Stockholder may be bound, in each case that would have a Material Adverse Effect or (C) result in any violation of the provisions of the certificate or articles of incorporation or by-laws, trust agreement or other organizational documents, if any, of such Selling Stockholder.

            (v) Such Selling Stockholder has and will have, at the Closing Time, good and marketable title to the U.S. Securities to be sold by such Selling Stockholder under this Agreement, free and clear of any pledge, lien, security interest, encumbrance, equity, community property rights, restriction on transfer or claim whatsoever other than pursuant to this Agreement and such Selling Stockholder's Custody Agreement; such Selling Stockholder has full right, power and authority and all authorizations and approvals required by law to sell, transfer and deliver the U.S. Securities to be sold by such Selling Stockholder under this Agreement and upon delivery of such U.S. Securities and payment of the purchase price therefor as contemplated in this Agreement, each of the U.S. Underwriters will receive good and marketable title to the U.S. Securities purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, equity, restriction on transfer or claim whatsoever.

           (vi) All authorizations, approvals, consents and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, the U.S. Pricing

      Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement and the sale and delivery of the Securities to be sold by such Selling Stockholder under this Agreement and the International Purchase Agreement (other than, at the time of execution hereof, the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws) have been obtained and are in full force and effect, and such Selling Stockholder has full right, power and authority to enter into and perform its obligations under this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement, and to sell, transfer and deliver the Securities to be sold by such Selling Stockholder under this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement.

          (vii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which might reasonably be expected to cause or result in or which has constituted stabilization or manipulation of the price of any security of the Company to facilitate the distribution of the Securities.

        [(viii) Except as otherwise permitted under the relevant lock-up agreement, such Selling Stockholder will not, directly or indirectly, for a period of 90 days from the date of the Pricing Agreement, except with the prior written consent of Merrill Lynch, offer, sell, contract to sell or otherwise dispose of shares of common stock of the Company, or any interests therein, or any securities convertible into or exchangeable for shares of common stock of the Company.]

            (c) Any certificate signed by any officer of the Company and delivered to the U.S. Underwriters or to the International Underwriters or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby, and any certificate signed by any officer or partner, as the case may be, of a Selling Stockholder and delivered to the U.S. Underwriters or to the International Underwriters or counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Stockholder to each U.S. Underwriter as to the matters covered thereby.

            SECTION 2.  Sale and Delivery to the U.S. Underwriters;
Closing.

            (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders, acting severally and not jointly, agree to sell to each U.S. Underwriter, acting severally and not jointly, and each U.S. Underwriter, acting severally and not jointly, agrees to purchase from the Selling Stockholders, acting severally and not jointly, at the purchase price per share set forth in the U.S. Pricing Agreement (subject to subparagraph (b) hereof),
(i) the number of Initial U.S. Securities from the Selling Stockholders set forth in Schedule A opposite the name of such U.S. Underwriter, plus (ii) any additional number of Initial U.S. Securities which such U.S. Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

            (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the public offering price and the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities have each been determined and set forth in the U.S. Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectuses containing such information will be filed before the Registration Statement becomes effective.

            (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price per share to be paid by the several U.S. Underwriters for the U.S. Securities shall be an amount equal to the public offering price, less an amount per share to be determined by agreement between the U.S. Underwriters, Air Canada and the Selling Stockholders (or any Attorney-in-Fact (as defined in the Custody Agreement) appointed by a Selling Stockholder). The public offering price per share of the U.S. Securities shall be a fixed price to be determined by agreement between the U.S. Underwriters, Air Canada and the Selling Stockholders (or any Attorney-in-Fact appointed by a Selling Stockholder). The public offering price and the purchase price shall be set forth in paragraph 2 of the U.S. Pricing

      Agreement. In the event that such prices have not been agreed upon and the U.S. Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company, Air Canada, the Selling Stockholders (or any Attorney-in-Fact appointed by a Selling Stockholder) and the Representatives.

            (b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, Air Canada hereby grants an option to the U.S. Underwriters, severally and not jointly, to purchase up to 200,000 additional shares of Class B Common
Stock (the "Option Securities") at the price per share set forth in the U.S. Pricing Agreement. The option hereby granted will expire 30 days after (i) the date the Registration
Statement becomes effective, if the Company has elected not to rely on Rule 430A under the 1933 Act Regulations, or (ii) the U.S. Representation Date, if the Company has elected to rely on Rule 430A under the 1933 Act Regulations, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial U.S. Securities upon notice by the Representatives to the Company and Air
Canada, setting forth the number of Option Securities as to which the several U.S. Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed by the Representatives and Air Canada. If the option is exercised as to all or any portion of the Option Securities, each of the U.S. Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option
Securities then being purchased which the number of Initial
U.S. Securities set forth in Schedule A opposite the name of such U.S. Underwriter bears to the total number of Initial U.S. Securities (except as otherwise provided in the U.S. Pricing Agreement), subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment of the purchase price for, and delivery of certificates for, the Initial U.S. Securities shall be made at the world headquarters of Merrill Lynch & Co., Merrill
Lynch, Pierce, Fenner & Smith Incorporated at the address stated above, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. on the third or fourth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the third or fourth business day after execution of the U.S. Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, Air Canada and the Selling Stockholders (or any Attorney-in-
Fact appointed by a Selling Stockholder) (such time and date of payment and delivery being herein called "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the U.S. Underwriters, payment of the purchase price for and delivery of certificates for such Option
Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and Air Canada, on each Date of Delivery as specified in the notice from the Representatives to the Company and Air Canada. Payment for Initial U.S. Securities shall be made to Air Canada and to the Custodian on behalf of the other Selling
Stockholders by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds, or by wire transfer to an account to be designated by the Custodian at least one business day prior to the Closing
Time of immediately available funds (net of the cost to Merrill Lynch of obtaining such immediately available funds), payable to the order of the respective Selling Stockholders, against delivery to the Representatives for the respective accounts of the U.S. Underwriters of certificates for the U.S. Securities to be purchased by them. Payment for Option Securities, if any, shall be made to Air Canada in accordance with the preceding sentence. Certificates for the Initial U.S.
Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing to the transfer agent at least two business days before Closing Time or the relevant
Date of Delivery, as the case may be. It is understood that each U.S. Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial U.S. Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the U.S. Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial U.S. Securities or the Option Securities, if any, to be purchased by any U.S. Underwriter whose check has not been received by Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such U.S. Underwriter from its obligations hereunder. The certificates for the Initial U.S. Securities and the Option Securities, if any, will be made available by the transfer agent for examination and packaging by the Representatives not later than 10:00 A.M. on the last business day prior to Closing Time or the relevant Date of Delivery, as the case may be.

            (d) Each Selling Stockholder will pay all applicable stock transfer taxes which are required to be paid in connection with the sale and transfer of the U.S. Securities by such Selling Stockholder to the U.S. Underwriters hereunder or will have fully provided for payment of such taxes and all laws imposing such taxes will have been fully complied with.

            SECTION 3.  Covenants of the Company.  The Company
covenants with each U.S. Underwriter as follows:

            (a)   The Company will, for so long as the
      Underwriters are required to deliver a prospectus in connection with the offer and sale of the Securities, notify the Representatives promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose.
      The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The obligations of the Company pursuant to this Section 3(a) shall be deemed to terminate 90 days after the date of the U.S. Pricing Agreement unless the Representatives shall notify the Company in writing that the Underwriters continue to be subject to prospectus delivery requirements with respect to offers and sales of the Securities, and in the event of any such notice the obligations of the Company under this Section 3(a) shall be deemed to terminate 60 days after the date of such notice unless a further notice to such effect is so provided.

            (b)   The Company will, for so long as the
      Underwriters are required to deliver a prospectus in connection with the offer and sale of the Securities, give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectuses (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectuses on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectuses are required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object. In the event
      (a) the Underwriters shall object to any such amendment, supplement or prospectus and (b) the Company shall have determined (based upon the written opinion of outside counsel) that the failure to file with the Commission, or use in connection with the sale of the securities included in the Registration Statement, any such amendment, supplement or prospectus would make the Prospectus include a material misstatement or omit to state a material fact in light of the circumstances existing at the time it is delivered to a purchaser, then the Company may file with the Commission any such amendment, supplement or prospectus. The obligations of the Company pursuant to this Section 3(b) shall be deemed to terminate 90 days after the date of the U.S. Pricing Agreement unless the Representatives shall notify the Company in writing that the Underwriters continue to be subject to prospectus delivery requirements with respect to offers and sales of the Securities, and in the event of any such notice the obligations of the Company under this Section 3(b) shall be deemed to terminate 60 days after the date of such notice unless a further notice to such effect is so provided.

            (c) The Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the U.S. Underwriters.

            (d)   The Company will furnish to each U.S.
      Underwriter, from time to time during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the U.S. Prospectus (as amended or supplemented) as such U.S. Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

            (e) During the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, if any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Representatives or counsel to the Company, to amend or supplement the U.S. Prospectus in order that the U.S. Prospectus, as then amended or supplemented, will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading or, in the reasonable opinion of the Representatives or counsel to the Representatives, such amendment or supplement is necessary to comply with applicable law, the Company will, subject to paragraph (b) of this Section 3, promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or to effect such compliance (in form and substance reasonably satisfactory to counsel for the Representatives), so that, as so amended or supplemented, the U.S. Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or so that such Prospectus as so amended or supplemented will comply with applicable law, as the case may be, and the Company will furnish to the U.S. Underwriters such number of copies of such amendment or supplement as the U.S. Underwriters may reasonably request. The Company agrees to notify the Underwriters in writing to suspend use of the Prospectuses as promptly as practicable after the occurrence of an event specified in this paragraph (e), and the Underwriters hereby agree upon receipt of such notice from the Company to suspend use of the Prospectuses until the Company has amended or supplemented the Prospectuses to correct such misstatement or omission or to effect such compliance.

            (f) The Company, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (g) The Company will endeavor, in cooperation with the U.S. Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided, however, that the Company shall not be obligated to (i) qualify as a foreign corporation in any jurisdiction in which it is not so qualified, (ii) file any general consent to service of process in any jurisdiction where it is not at the Closing Time then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement or such shorter period that will terminate when all Initial Securities and any Option Securities to be sold subject to such qualification have been sold or withdrawn. The Company shall promptly advise the Representatives and counsel to the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Securities for offering or sale in any jurisdiction or the institution of any proceeding for such purpose. The Company will inform the Florida Department of Banking and Finance if prior to the completion of the distribution of the Securities by the Underwriters the Company commences engaging, other than as set forth in the Registration Statement, in business with the government of Cuba or with any person or affiliate located in Cuba. Such information will be provided within

      90 days of the commencement thereof or after a change to any such previously reported information.

            (h) The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule
      158) of the Registration Statement.

            (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the U.S. Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended U.S. Prospectus and an amended International Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including amended Prospectuses), containing all information so omitted.

            (j) The Company will use its commercially reasonable best efforts to cause the continued listing of the Securities on the New York Stock Exchange.

            (k) The Company will not, directly or indirectly, for a period of 90 days from the U.S. Representation Date, except with the prior written consent of Merrill Lynch, offer, sell, contract to sell, or otherwise dispose of any shares of common stock of the Company or any interests therein, or any securities that are convertible into or exchangeable for shares of common stock or other equity interests of the Company, except that the Company may issue shares of common stock or other equity interests of the Company (i) pursuant to the exercise or conversion of options, warrants or other securities outstanding on the date hereof, (ii) pursuant to the grant of stock options or other stock-based awards (and the exercise thereof) to directors, officers, and employees of the Company or its subsidiaries, and (iii) as may be required pursuant to the certificate of incorporation of the Company and may cause to be registered with the Commission (x) a resale shelf registration statement for the shares of Class B Common Stock to be issued upon the conversion of the Company's outstanding 6 3/4% Convertible Subordinated Notes Due April 15, 2006 and 8 1/2% Convertible Trust Originated Preferred Securities (Convertible TOPrS) and (y) a registration statement for the sale (only after the expiration of the 90 day period referred to above) of up to $50 million of Class B Common Stock.

            (l) Immediately following the execution of the U.S. Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rules 434 and 424(b) of the 1933 Act Regulations, copies of amended Prospectus supplements and term sheet, if any, to the Registration Statement, containing all omitted information.

            (m) If the Company uses Rule 434 of the 1933 Act Regulations, it will comply with the requirements of Rule 434 of such regulations and the U.S. Prospectus will not be "materially different," as such term is used in Rule 434 of the 1933 Act Regulations, from the U.S. Prospectus first given to the U.S. Underwriters for their use.

            SECTION 4. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (ii) the preparation and delivery of the certificates for the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey, (v) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto (excluding exhibits, except to the Representatives), of each preliminary prospectus, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Blue Sky Survey, (vii) the fee of the National Association of Securities Dealers, Inc. and (ix) the fees and expenses of continuing the listing of the Securities on the New York Stock Exchange, Inc.

            Notwithstanding the foregoing, each Selling
Stockholder will pay and bear any stock transfer taxes, underwriting discounts or commissions payable upon, or with respect to the sale of Securities sold by such Selling
Stockholder to the Underwriters, and any fees and disbursements of counsel to the Selling Stockholders. The Company will pay the amount of the Commission filing fee attributable to Securities sold by each Selling Stockholder hereunder.

            If after the execution of a U.S. Pricing Agreement this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, including the reasonable fees and disbursements of counsel for the Underwriters [unless such termination occurs by reason of the failure to satisfy the conditions contained in Sections 5(b)(3), 5(g) insofar as it relates to deliveries by the Selling Stockholders, and 5(h)(2)(c), in which case such fees and expenses shall be paid by the Selling Stockholder or Selling Stockholders as to which such failure of condition relates].

            SECTION 5.  Conditions of U.S. Underwriters'
Obligations. The obligations of the U.S. Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, to the performance by the Company and the Selling Stockholders of their respective several obligations hereunder, and to the following further conditions:

            (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or with the consent of the Representatives, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the U.S. Underwriters; and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933
      Act Regulations within the prescribed time period and, prior to Closing Time, the Company shall have provided evidence satisfactory to the Representatives of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

            (b)   At Closing Time the Representatives, as
      representatives of the U.S. Underwriters, shall have received:

                  (1) The favorable opinion, dated as of Closing Time, of Cleary, Gottlieb, Steen & Hamilton, special counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i)  The Company is validly existing as a
                  corporation in good standing under the laws of the State of Delaware.

                       (ii)  The Company has corporate power to own
                  its properties and conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement.

                      (iii)  The issuance and sale of the
                  Securities was not subject, at the date of issue, to preemptive or other similar rights arising under the certificate of incorporation or by-laws of the Company or under the Delaware General Corporation Law.

                       (iv)  The execution and delivery of this
                  Agreement, the U.S. Pricing Agreement, the
                  International Purchase Agreement and the
                  International Pricing Agreement have each been duly authorized by all necessary corporate action of the Company.

                       [(v)  The Registration Statement is
                  effective under the 1933 Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.]

                       (vi)  The Class B Common Stock and each
                  other class of authorized capital stock of the Company conform in all material respects to the description thereof contained in the Prospec-tuses under the heading "Description of Capital Stock."

                      (vii)  The statements set forth under the
                  headings "Description of Capital Stock" and "Principal and Selling Stockholders -- Stockholders' Agreement" in the Prospectuses, insofar as such statements purport to summarize certain provisions of the Certificate of Incorporation of the Company and that certain Stockholders' Agreement, and any amendments thereto, provide a fair summary of such provisions; the statements set forth under the headings "Certain U.S. Tax Consequences to Non-U.S. Holders" and "Risk Factors -- Certain Tax Matters," insofar as such statements purport to summarize certain federal tax laws of the United States referred to thereunder, provide a fair [and accurate] summary of such laws.

                     (viii) No authorization, approval, consent or order of any governmental authority of the United States or the State of New York is required as of the date of such opinion in connection with the offering and sale of the Securities to the Underwriters in the United States pursuant to the U.S. Purchase Agreement, except such as may have been obtained under the 1933 Act or the 1933 Act Regulations or the 1934 Act.

                  (2) The favorable opinion, dated as of Closing Time, of Jeffery A. Smisek, Esq., Senior Vice
            President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i)  To the best of his knowledge, the
                  Company is duly qualified as a foreign
                  corporation to transact business and is in good standing in each jurisdiction in the United States which such qualification is required, except in jurisdictions where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                       (ii)  Each of the Subsidiaries has been duly
                  incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and, to the best of his knowledge, is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in the United States in which such qualification is required, except as could not reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as disclosed in the Prospectuses or except as would not have a Material Adverse Effect, is owned beneficially and of record by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                      (iii)  To the best of his knowledge, there
                  are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary is a party or to which the assets of the Company or any Subsidiary are subject which are required to be disclosed in the Registration Statement, other than those disclosed therein, or those which individually or in the aggregate would have a Material Adverse Effect.

                       (iv)  To the best of his knowledge, none of
                  the Company or any of the Subsidiaries is in default (or, with notice or lapse of time or both, would be in default) in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other instrument to which it is a party or by which it is bound, or to which any of its respective assets is subject, or in violation of any law, statute, judgment, decree, order rule or regulation of any domestic or foreign court with jurisdiction over the Company or any of the Subsidiaries or any of their respective assets, or other governmental or regulatory authority, agency or other body, other than such defaults or violations which, individually or in the aggregate, would not have a Material Adverse Effect.

                        (v)  To the best of his knowledge, the
                  execution, delivery and performance of this Agreement, the U.S. Pricing Agreement, the Custody Agreement, the International Purchase Agreement and the International Pricing Agreement and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations hereunder and thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

                       (vi)  To the best of his knowledge, there
                  are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement other than those described or referred to therein. The descriptions thereof or references thereto are correct in all material respects, and to his actual knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to or filed as an exhibit to a document filed under the 1934 Act or the 1934 Act Regulations, except as could not reasonably be expected to have a Material Adverse Effect.

                      (vii) At the time the Registration Statement became effective and at the Representation Date, the Registration Statement (other than the financial statements and supporting schedules included therein and the Exhibits thereto, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each document filed pursuant to the 1934 Act (other than the financial statements and supporting schedules included therein, as to which no opinion need be rendered) and incorporated or deemed to be incorporated by reference in the Prospectuses complied when so filed as to form in all material respects with the 1934 Act and the 1934 Act Regulations.

                     (viii)  The shares of issued and outstanding
                  Class A Common Stock and Class B Common Stock, including the Securities to be sold by the Selling Stockholders, have been duly authorized by all necessary corporate action and validly issued and are fully paid and nonassessable.

                  (3) The favorable opinion, dated as of Closing Time, of counsel for each of the Selling
            Stockholders, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                        (i)  This Agreement, the U.S. Pricing
                  Agreement, the International Purchase Agreement and the International Pricing Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

                       (ii)  The Custody Agreement has been duly
                  authorized, executed and delivered by or on behalf of such Selling Stockholder and constitute the valid and binding obligations of such Selling Stockholder, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                      (iii)  To the best of its knowledge and
                  information, such Selling Stockholder has good and marketable title to the Securities to be sold by such Selling Stockholder under this Agreement and the International Purchase Agreement, free and clear of any pledge, lien, security interest, encumbrance, claim or equity, other than pursuant to this Agreement, the International Purchase Agreement and the Custody Agreement, and has full right, power and authority to sell the U.S. Securities to be sold by such Selling Stockholder under this Agreement; and upon the delivery of and payment for the U.S. Securities as contemplated in this Agreement, assuming that each such U.S. Underwriter is without notice of any "adverse claim" (as such term is defined in the Uniform Commercial Code) each of the U.S. Underwriters will acquire all of such Selling Stockholder's rights and interests to the Securities sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity.

                  (4) The favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, with respect to the matters set forth in (i), (iv), (v) and (vi) of subsection (b)(1) of this Section.

                  (5)   In giving their opinions required by
            subsections (b)(1) and (b)(4), respectively, of this Section, Cleary, Gottlieb, Steen & Hamilton and Cahill Gordon & Reindel shall each additionally state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectuses and related matters were discussed and, although they are not passing upon, have not made any independent verification of and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectuses (except to the extent expressly set forth in their opinion), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to their attention that lead them to believe that the Registration Statement at the time it became effective or at the U.S. Representation Date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, or that the Prospectuses, as of their dates and as of the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being specifically understood that they have not been requested to and do not express any statement with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Registration Statement).

            (c) At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus except as stated therein, any Material Adverse Change or any development resulting in a prospective Material Adverse Change, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the principal financial or principal accounting officer of the Company, dated as of Closing Time, addressed to the Representatives, as representatives of the U.S. Underwriters, and each Selling Stockholder to the effect that (i) there has been no such Material Adverse Change or development resulting in a prospective Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Time,
      (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (d) At the time that this Agreement is signed, Ernst & Young LLP shall have furnished to the Representatives a letter addressed to the Representatives, as representatives of the U.S. Underwriters, and the Company, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives, confirming that they are independent auditors with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations and stating in effect that:

                  (i)  in their opinion the audited financial
            statements and supporting schedules included in the Registration Statement or incorporated or deemed to be incorporated by reference therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company; carrying out certain procedures specified in such letter (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comment set forth in such letter; a reading of the minutes of the meetings of the stockholders, the board of directors and committees thereof of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to March 31, 1996, and such other inquiries and procedures as may be specified in such letter, nothing has come to their attention which causes them to believe that:

                        (A)   the unaudited financial statements of
                  the Company and its subsidiaries included in the Registration Statement or incorporated or deemed to be incorporated by reference therein do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements incorporated by reference therein; or

                        (B)   the unaudited amounts of revenues, net
                  income and net income per share set forth under "Selected Financial Data" in the Prospectuses were not determined on a basis substantially consistent with what is used in determining the corresponding amounts in the audited financial statements incorporated by reference in the Registration Statement; or

                        (C)   with respect to the period subsequent
                  to March 31, 1996, that at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt or consolidated net current liabilities of the Company and its subsidiaries or any decrease in common stockholders' equity as compared with the amounts shown in the March 31, 1996 balance sheet incorporated by reference in the Registration Statement and Prospectuses, or for the period from March 31, 1996 to such specified date, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated operating revenues, net income or primary or fully diluted income per common share or any increases in net loss or primary or fully diluted loss per common share of the Company and its subsidiaries, except in all instances for changes, increases or decreases that are described in such letter or that the Registration Statement and the Prospectus disclose have occurred or may occur; and

                (iii) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (ii) above, they have performed certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

            (e) At Closing Time the Representatives shall have received from Ernst & Young a letter addressed to the Representatives, as representatives of the U.S. Underwriters and each Selling Stockholder, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time and, if the Company has elected to rely on Rule 430A of the 1933 Act Regulations, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (d) of this Section with respect to certain amounts, percentages and financial information specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii).

            (f) At Closing Time, and at each Date of Delivery, the Securities shall continue to be listed on the New York
      Stock Exchange.

            (g) At Closing Time and at each Date of Delivery, if any, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require and have specifically requested prior to such time for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained;
      and all proceedings taken by the Company and the Selling Stockholders in connection with the sale of the U.S. Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

            (h) In the event that the U.S. Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the obligations of the several U.S. Underwriters to consummate such purchase are subject to the further conditions that the representations and warranties of the Company and the Selling Stockholders contained herein and the statements in any certificates furnished by the Company and the Selling Stockholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

            (1)  A certificate, dated such Date of Delivery, of
                  the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company addressed to the Representatives as representatives of the U.S. Underwriters and each Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

            (2)  The favorable opinions of (A) Cleary, Gottlieb,
                  Steen & Hamilton, counsel for the Company,
                  (B) Jeffery A. Smisek, Esq., General Counsel of the Company and (C) counsel to Air Canada in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b)(1), 5(b)(2), 5(b)(3) and 5(b)(5), as the case may be, hereof.

            (3)  The favorable opinion of Cahill Gordon &
                  Reindel, counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Sections 5(b)(4) and 5(b)(5) hereof.

            (4)  A letter from Ernst & Young, in form and
                  substance satisfactory to the Representatives and dated such Date of Delivery, substantially the same in form and substance as the letter furnished to the Representatives pursuant to
                  Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this
                  Section 5(h)(4) shall be a date not more than five days prior to such Date of Delivery.

            (i) Each Selling Stockholder shall have executed and delivered to the Underwriters a 90-day lock-up agreement in the forms attached hereto as Exhibit A.

            (j) The Selling Stockholders shall have furnished to the Underwriters such other documents, certificates and opinions as the Underwriters shall have reasonably and specifically requested prior to the Closing Time.

            If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company and each Selling Stockholder at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

            SECTION 6.  Indemnification.

            (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter, each Selling Stockholder and each person, if any, who controls any U.S. Underwriter or any Selling Stockholder within the meaning of Section 15 of the 1933 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, including any amounts paid in settlement of any investigation, litigation, proceeding or claim, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the Company shall not be liable under this clause (i) for any settlement of any action effected without its written consent, which consent shall not be unreasonably withheld; and

           (ii) against any and all expense whatsoever, as incurred (including, subject to Section 6(d) hereof, the reasonable fees and disbursements of counsel chosen by Merrill Lynch to represent the Underwriters, which counsel shall also represent any Selling Stockholder seeking indemnity from the Company pursuant to this Section 6(a) based upon similar claims, provided, that, if such Selling Stockholders, on the one hand, and the Company on the other hand, reasonably determine that there may be legal defenses available to such other Selling Stockholders which are different from or in addition to those available to you, then the Selling Stockholders shall be entitled to retain separate counsel to conduct the defense of such Selling Stockholders), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any U.S. Underwriter, or any person who controls a U.S. Underwriter within the meaning of Section
      15 of the 1933 Act, from whom the person asserting any such losses, claims, damages or liabilities purchased U.S. Securities if a copy of the U.S. Prospectus (as then amended or supplemented if the Company shall have furnished to the U.S. Underwriters for their use any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if such is required by law, at or prior to the written confirmation of the sale of such U.S. Securities to such person and to the extent that delivery of the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

            (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, each Selling Stockholder, and each person, if any, who controls the Company or a Selling Stockholder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto).

            (c) Each Selling Stockholder severally, and not jointly, agrees to indemnify and hold harmless each U.S. Underwriter, the Company, its directors and each of its officers who signed the Registration Statement, and each other Selling Stockholder, and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with public documents, or oral or written information pertaining to such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that each Selling Stockholder's maximum aggregate liability under this Section 6(c) [and for any breach of the representations and warranties of such

Selling Stockholder set forth in Section 1(b)(i) of this Agreement (together with any liability of such Selling Stockholder for any breach or alleged breach of the representations and warranties of such Selling Stockholder set forth in Section 1(b)(i) of the International Purchase Agreement)] shall be limited to the aggregate amount of the net proceeds (after deducting the Underwriters' discount but before deducting expenses) received by such Selling Stockholder from the sale of such Selling Stockholder's Securities pursuant to this Agreement and the International Purchase Agreement; provided, further, that each Selling Stockholder agrees to indemnify and hold harmless each U.S. Underwriter, the Company, its directors and each of its officers who signed the Registration Statement, each other Selling Stockholder, and each person, if any, who controls any of the foregoing within the meaning of Section 15 of the 1933 Act, against any all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of a breach or alleged breach of such Selling Stockholder's representation and warranties set forth in Section 1(b)(i).

            [In making a claim for indemnification under this
Section 6 or contribution under Section 7, in each case, with respect to a breach or alleged breach by a Selling Stockholder of its representation and warranty set forth in Section 1(b)(i), the indemnified parties may proceed against either
(i) both the Company (in respect of claims under Section 6(a) or Section 7) and such Selling Stockholder or (ii) the Company only, but may not proceed solely against such Selling Stockholder. In the event that the indemnified parties are entitled to seek indemnity or contribution hereunder against any loss, liability, claim, damage and expense incurred with respect to a final judgment from a trial court then, as a precondition to any indemnified party obtaining indemnification or contribution from a Selling Stockholder in respect of a breach or alleged breach of its representation and warranty set forth in Section 1(b)(i), the indemnified parties shall first obtain a final judgment from a trial court that such indemnified parties are entitled to indemnity or contribution under this Agreement with respect to such loss, liability, claim, damage or expense (the "Final Judgment") from the Company (in respect of claims under Section 6(a) or Section 7) and such Selling Stockholder and shall seek to satisfy such Final Judgment in full from the Company by making a written demand upon the Company for such satisfaction. Only in the event such Final Judgment shall remain unsatisfied in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to take action to satisfy such Final Judgment by making demand directly on such Selling Stockholder (but only if and to the extent the Company has not already satisfied such Final Judgment, whether by settlement, release or otherwise). The indemnified parties may exercise this right to first seek to obtain payment from the Company and thereafter obtain payment from a Selling Stockholder without regard to the pursuit by any party of its rights to the appeal of such Final Judgment. The indemnified parties shall, however, be relieved of their obligation to first obtain a Final Judgment, seek to obtain payment from the Company with respect to such Final Judgment or, having sought such payment, to wait such 45 days after failure by the Company to immediately satisfy any such Final Judgment if (i) the Company files a petition for relief under the United States Bankruptcy Code (the "Bankruptcy Code"), (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets. The foregoing provisions of this paragraph are not intended to require any indemnified party to obtain a Final Judgment against the Company or a Selling Stockholder before obtaining reimbursement of expenses pursuant to clause (a)(i), (a)(ii) or
(c) of this Section 6. However, the indemnified parties shall first seek to obtain such reimbursement in full from the Company by making a written demand upon the Company for such reimbursement. Only in the event such expenses shall remain unreimbursed in whole or in part 45 days following the date of receipt by the Company of such demand shall any indemnified party have the right to receive reimbursement of such expenses from a Selling Stockholder by making written demand directly on a Selling Stockholder (but only if and to the extent the Company has not already satisfied the demand for reimbursement, whether by settlement, release or otherwise). The indemnified parties shall, however, be relieved of their obligation to first seek to obtain such reimbursement in full from the Company or, having made written demand therefor, to wait such 45 days after failure by the Company to immediately reimburse such expenses if (i) the Company files a petition for relief under the Bankruptcy Code, (ii) an order for relief is entered against the Company in an involuntary case under the Bankruptcy Code, (iii) the Company makes an assignment for the benefit of its creditors or (iv) any court orders or approves the appointment of a receiver or custodian for the Company or a substantial portion of its assets.]

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity or contribution may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (separate from its own counsel) for each of the U.S. Underwriters, the Company and the Selling Stockholders, as applicable, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the U.S. Underwriters and the Selling Stockholders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Selling Stockholders and one or more of the U.S. Underwriters, in such proportion that the U.S. Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon and the Company and the Selling Stockholders are responsible for the balance; provided, however, that each Selling Stockholder shall only be responsible in an amount equal to that portion of the balance that is in the same proportion to such balance as the net proceeds to such Selling Stockholder bears to the net proceeds of the offerings, up to an amount equal to the net proceeds realized by such Selling Stockholder; provided, further, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided, further, that the contribution provisions of this Section 7 shall not inure to the benefit of any U.S. Underwriter to the extent that the aggregate losses, liabilities, claims, damages and expenses result from the circumstances described in the first proviso in
Section 6(a)(ii). For purposes of this Section, each person, if any, who controls a U.S. Underwriter within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Stockholder within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company or such Selling Stockholder, as the case may be. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

            SECTION 8.  Representations, Warranties and
Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement and the U.S. Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any U.S. Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the U.S. Securities to the U.S. Underwriters.

            SECTION 9.  Termination of Agreement.

            (a)   The Representatives may terminate this
Agreement, by notice to the Company and each Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, except as stated therein, any Material Adverse Change or any development resulting in a prospective Material Adverse Change or (ii) if there has occurred any material adverse change in, the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the U.S. Securities or to enforce contracts for the sale of the U.S. Securities, or
(iii) if trading in the Common Stock has been suspended by the Commission or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Texas authorities.

            (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

            SECTION 10. Default by One or More of the U.S. Underwriters. If one or more of the U.S. Underwriters shall fail at Closing Time to purchase the Initial U.S. Securities which it or they are obligated to purchase under this Agreement and the U.S. Pricing Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting U.S. Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Initial U.S. Securities, each of the non-defaulting U.S. Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting U.S. Underwriters, or

            (b)   if the number of Defaulted Securities exceeds
      10% of the number of Initial U.S. Securities, this Agreement shall terminate without liability on the part of any non-defaulting U.S. Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company or the Selling Stockholders acting unanimously shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements.

            SECTION 11.  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the U.S. Underwriters shall be directed to the Representatives at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1201, attention of Mark J. Schulte, Managing Director; notices to the Company shall be directed to it at 2929 Allen Parkway, Suite 2010, Houston, Texas 77019-4607, attention of Chief Financial Officer, with a copy to the attention of General Counsel, and notices to each Selling Stockholder shall be directed to it at the address set forth in Schedule B hereto.

            SECTION 12. Information Supplied by the U.S. Underwriters. The Statements set forth in the last paragraph on the front cover page and under the heading "Underwriting" in the U.S. Prospectus, the International Prospectus or the Registration Statement (to the extent such statements relate to the Underwriters) constitute the only information furnished by Merrill Lynch to the Company for the purposes of Sections 1 and 6 hereof.

            SECTION 13. Parties. This Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement or any provision herein or therein contained. This Agreement, the U.S. Pricing Agreement, the International Purchase Agreement and the International Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 14.  Governing Law and Time.  This Agreement
and the U.S. Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said
State.  Specified times of day refer to New York City time.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Selling Stockholders and the Company in accordance with its terms.

                                    Very truly yours,

                                    CONTINENTAL AIRLINES, INC.


                                    By: ______________________
                                        Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED


By:  ________________________
      Authorized Signatory


For themselves and as Representatives of the other U.S.
Underwriters named in Schedule A to the U.S. Pricing Agreement.

             [Selling Stockholders Counterpart Signature Page]



                                    AIR CANADA


                                    By: ______________________
                                        Name:
                                        Title:

             [Selling Stockholders Counterpart Signature Page]



                                    ____________________________
                                    DAVID BONDERMAN


                                    BONDERMAN FAMILY LIMITED
                                      PARTNERSHIP


                                    By:_________________________
                                       Name:  David Bonderman,
                                                as General Partner


                                    1992 AIR, INC.


                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:


                                    AIR II GENERAL, INC.


                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:


                                    BONDO AIR, L.P.

                                   By:  1992 AIR, INC.

                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:

             [Selling Stockholders Counterpart Signature Page]


                                    AMERICAN GENERAL CORPORATION


                                    By:_________________________
                                       Name:
                                       Title:

             [Selling Stockholders Counterpart Signature Page]


                                    SUNAMERICA INC.


                                    By:_________________________
                                       Name:
                                       Title:

             [Selling Stockholders Counterpart Signature Page]



                                    ____________________________
                                    ELI BROAD

             [Selling Stockholders Counterpart Signature Page]



                                    ESTATE OF LARRY L. HILLBLOM

                                    DHL MANAGEMENT, INC.

                                    DONALD STURM

                                    CONAIR LIMITED PARTNERS, L.P.

                                    AIR SAIPAN, INC.


                                    By:__________________________
                                       Name:
                                       Title:  Attorney-in-Fact

                             3,416,812 Shares

                        CONTINENTAL AIRLINES, INC.

                         (a Delaware corporation)

                           Class B Common Stock

                        (Par Value $.01 Per Share)


                          U.S. PRICING AGREEMENT


                                                               May __, 1996


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO. INCORPORATED
  as Representatives of the several Underwriters
c/o MERRILL LYNCH & CO.
    Merrill Lynch, Pierce, Fenner & Smith Incorporated
    Merrill Lynch World Headquarters
    North Tower
    World Financial Center
    New York, New York  10281

Dear Sirs:

            Reference is made to the U.S. Purchase Agreement dated May __, 1996 (the "U.S. Purchase Agreement") relating to the purchase by the several U.S. Underwriters named in Schedule A hereto, for whom Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), of the above shares of Class B Common Stock (the "Securities") of Continental Airlines, Inc., a Delaware corporation (the "Company"), to be sold by certain stockholders named in Schedule B thereto (the "Selling Stockholders"). Capitalized terms used herein have the meanings provided in the U.S. Purchase Agreement.

            Pursuant to Section 2 of the U.S. Purchase Agreement, the Company, Air Canada and the Selling Stockholders, severally and not jointly, agree with each U.S. Underwriter as follows:

            1.    The initial public offering price per share for
      the U.S. Securities, determined as provided in said
      Section 2, shall be $     .

            2. The purchase price per share for the U.S. Securities to be paid by the several U.S. Underwriters
      shall be $     , being an amount equal to the initial
      public offering price set forth above less $     per
      share; provided that the purchase price per share for any Option Securities (as defined in the U.S. Purchase Agreement) purchased upon exercise of the over-allotment option described in Section 2(b) of the U.S. Purchase Agreement shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Initial U.S. Securities (as defined in the U.S. Purchase Agreement) but not payable on the Option Securities.

            3. The number of shares to be sold by the Selling Stockholders, as determined by whether the initial public offering price per share set forth in paragraph 1 above is equal to or greater than the designated minimum initial public offering price per share as set forth on Schedule B of the Purchase Agreement, is as follows:

                                          Number of Shares of Class B
      Name of Selling Stockholder         Common Stock to be Sold
      ---------------------------         ---------------------------


            4. The number of Option Shares is 200,000 shares of Class B Common Stock.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Selling Stockholders and the Company in accordance with its terms.

                                    Very truly yours,

                                    CONTINENTAL AIRLINES, INC.


                                    By: __________________________
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner &  Smith
              Incorporated
GOLDMAN, SACHS & CO.
LEHMAN BROTHERS INC.
MORGAN STANLEY & CO INCORPORATED


By:  MERRILL LYNCH, PIERCE, FENNER & SMITH
                    INCORPORATED


By: ________________________
        Authorized Signatory


For themselves and as Representatives of the other U.S.
Underwriters named in the U.S. Purchase Agreement.

             [Selling Stockholders Counterpart Signature Page]



                                          AIR CANADA


                                          By:  ___________________
                                                Name:
                                                Title:

             [Selling Stockholders Counterpart Signature Page]



                                    ____________________________
                                    DAVID BONDERMAN


                                    BONDERMAN FAMILY LIMITED
                                      PARTNERSHIP


                                    By:_________________________
                                       Name:  David Bonderman,
                                                as General Partner


                                    1992 AIR, INC.


                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:


                                    AIR II GENERAL, INC.


                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:


                                    BONDO AIR, L.P.

                                   By:  1992 AIR, INC

                                    By:_________________________
                                       Name:  David Bonderman
                                       Title:

             [Selling Stockholders Counterpart Signature Page]


                                    AMERICAN GENERAL CORPORATION


                                    By:_________________________
                                       Name:
                                       Title:

             [Selling Stockholders Counterpart Signature Page]


                                    SUNAMERICA INC.


                                    By:_________________________
                                       Name:
                                       Title:

             [Selling Stockholders Counterpart Signature Page]



                                    ____________________________
                                    ELI BROAD

             [Selling Stockholders Counterpart Signature Page]



                                    ESTATE OF LARRY L. HILLBLOM

                                    DHL MANAGEMENT, INC.

                                    DONALD STURM

                                    CONAIR LIMITED PARTNERS, L.P.

                                    AIR SAIPAN, INC.


                                    By:__________________________
                                       Name:
                                       Title:  Attorney-in-Fact

                                SCHEDULE A



                                                                  Number
      Name of U.S. Underwriter                                of Securities
      ------------------------                                -------------

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.............................
Goldman, Sachs & Co...................................
Lehman Brothers Inc...................................
Morgan Stanley & Co. Incorporated.....................
[Smith Barney Shearson Inc............................
Donaldson, Lufkin & Jenrette Securities
   Corporation........................................
Dean Witter Reynolds Inc..............................
CS First Boston Corporation...........................
PaineWebber Incorporated..............................
Salomon Brothers......................................
BT Securities.........................................
S.G. Warburg].........................................

                                   SCHEDULE B

                              Number of Shares              Minimum Initial
Name and Address of           of Class B Common             Public Offering
Selling Stockholder           Stock to Be Sold              Price Per Share
- -------------------           -----------------             ---------------

Air Canada                          2,000,000               $
  Air Canada Center
  Montreal Int'l Airport (Dorval)
  P.O. Box 14000
  Postal Station, St. Laurent
  Canada  H4Y 1H4

American General Corporation          382,074
  2929 Allen Parkway
  Houston, TX  77019

David Bonderman                       114,586

Bonderman Family Limited
  Partnership                          33,219

Estate of Larry L. Hillblom           319,800
  c/o William I. Webster
  Special Administrator for
   the Estate of Larry Lee Hillblom
  AAA-305,, Box 10001
  Saipan, MP  96950

DHL Management, Inc.                  322,970

DHL Airways, Inc.
  333 Twin Dolphin Dr.
  Redwood City, CA  94065
  Attn:  Bill Roure, Asst. Treas.
         and Bill Smart, CFO

Sun America Inc.                      143,152
  SunAmerica Inc.
  1 SunAmerica Center
  Century City
  Los Angeles, CA  90067-6022
  Attn:  Lynn Hopton (Corp. Finance)

                              Number of Shares              Minimum Initial
Name and Address of           of Class B Common             Public Offering
Selling Stockholder           Stock to Be Sold              Price Per Share
- -------------------           -----------------             ---------------

Eli Broad                              66,488
  c/o SunAmerica Inc.
      1 SunAmerica Center
      Century City
      Los Angeles, CA  90067-6022
      Attn:  Jay S. Wintrob and
             Cindy Qunne

Donald Sturm                          120,000

Conair, L.P.                           38,282

Bondo Air, L.P.                       412,499

Air Saipan, Inc.                       10,086

1992 Air, Inc.                        305,456

Air II General, Inc.                    2,403

                                   SCHEDULE B



                              Number of Shares              Minimum Initial
Name and Address of           of Class B Common             Public Offering
Selling Stockholder           Stock to be Sold              Price Per Share
- -------------------           -----------------             ---------------